Share Transfer Agreement

Party A  :    IMOT Information Technology (Shenzhen) Co., Ltd. ("IMOTSZ")

              Address : 10/F., Guomao Building, Remin Road South, Shenzhen City, China (Postcode : 518014)

Party B  :    Shenzhen Merchant Technology Investment Co., Ltd.

              Address : 11/F., Investment Building, 4009 Shennan Road, Futian, Shenzhen City, China

Party C  :    Intermost Corporation ("IMOT")

              Address : 10/F., Guomao Building, Remin Road South, Shenzhen City, China (Postcode : 518014)

Party D  :    Snow Hill Developments Limited

              Address : P.O. Box 957, Offshore Incorporation Center, Road Town, Tortola, British Virgin Island



                              Chapter 1 Background

WHEREAS:

1.1 Established in 2001, Shenzhen International Hi-Tech Exchange ("Hi-Tech Exchange") is an enterprise entity incorporated and in legitimate operation pursuant to laws of China. Its business office is situated at 2/F., Technology Building, Shangbu Zhong Road, Shenzhen City. Registered and paid-in capital of Hi-Tech Exchange is Rmb30 million. As of December 31, 2003, shareholders' equity as illustrated in its audited financial statement is Rmb21.11 million. Hi-Tech Exchange is an enterprise authorized by the government to carry out business in the transfer of hi-tech property rights and corporate equity interests.

1.2 Intermost Corporation ("Party C") is a company listed on the OTC Bulletin Board.

1.3 Party A, IMOTSZ, is a limited liability company 100% owned and duly incorporated by Intermost Corporation in Shenzhen City, China.

1.4 Party B, Shenzhen Merchant Technology Investment Co., Ltd., is a limited liability company duly incorporated and in legitimate operation in Shenzhen City, China.

1.5  Party  B is the  legitimate  owner  of  15%  shareholding  in  the  Hi-Tech
     Exchange.

1.6 Part D is an associate limited liability company of Party B, incorporated in British Virgin Island and in legitimate operation.

1.7 Party A agrees to acquire from Party B entire shareholding in the Hi-Tech Exchange, so as to participate in and develop its business in the transfer of hi-tech property rights and corporate equity rights.


Through   friendly   consultation,   all  parties  have  reached  the  following
agreement:-

2.1 Party B agree to sell to Party A and Party A agree to buy from Party B 15% shareholding of Hi-Tech Exchange for a consideration of Rmb4,500,000.

2.2 Party B agrees that Party A shall acquire 15% shareholding of Hi-Tech Exchange (valued at Rmb4,500,000) from Party B by issuing 2,470,355 shares of common stock of IMOT, its parent company (based on the exchange rate of US$1 = Rmb 8.28 promulgated by the People's Bank of China on Dec 7, 2004, and the average stock price of IMOT, i.e. $0.22, trading on the OTC Bulletin Board during the period from Oct 18, 2004 to Nov 18, 2004).

2.3 Party A agree, pursuant to Party B's request, to issue the 2,470,355 shares of common stock of IMOT as stipulated in clause 2.2 to Party D designated by Party B.

2.4 Party B agrees to, as requested by Party A, transfer 15% shareholding in the Hi-Tech Exchange to Party A.

2.5 Both Parties A and B agree to recommend a person designated by Party A as a Director of the Hi-Tech Exchange, and to recommend a person designated by Party B as a Director of IMOT.


                   Chapter 3 Warranties of Party A and Party C

3.1 Party A warrants that IMOT has legitimate listing status on the OTCBB and its common shares are in normal trading status. Party A further warrants that the shares to be issued to Party B or any other corporation or natural person designated by Party B are valid shares and Party A shall have the legal authority to carry out this share transfer.

3.2 Party A and Party C warrant that, after this Agreement has come into effect, it shall handle the procedures for issuing the IMOT common stock to Party B or any corporation or natural person designated by Party B in accordance with the stipulations stated in Clause 2.2 and 2.3 of this Agreement and Party A and Party C shall make their best effort to deliver those IMOT common stock to Party D within 30 days.

3.3 In compliance with relevant regulations of the Securities and Exchange Commission (SEC), part of the IMOT common stock to be issued to Party B pursuant to this Agreement shall be eligible for free trading after one year upon issuance.

3.4 Party A is a legal entity incorporated in China and possess all the rights and authority to sign and execute this Agreement. Party A warrants that the descriptions about Party A and IMOT stated in Chapter 1 of this Agreement is true and correct.

3.5 Party A undertakes to introduce overseas funding to the Hi-Tech Exchange as soon as possible.

3.6 Party C warrants that descriptions about Party C stated in Chapter 1 of this Agreement is true and correct.

                   Chapter 4 Warranties of Party B and Party D

4.1 Party B warrants that the shareholding of the Hi-Tech Exchange to be transferred to Party A is valid and legitimately owned by Party B who has full and good title to that shareholding. Party B has full and valid ownership right of the shareholding and it has full and complete legitimate power to execute and implement this Agreement. Party B further warrants that no any third party shall claim any right on the shareholding.

4.2 Party B warrants that descriptions about Party B and Hi-Tech Exchange stated in Chapter 1 of this Agreement is true and correct.

4.3 Party D warrants that descriptions about Party D stated in Chapter 1 of this Agreement is true and correct.

4.4 Party B undertakes that, within 30 days after this Agreement has come into effect, it shall complete all the legal procedures required for the transfer of the shareholding to Party A in accordance with Clause 2.1 of this Agreement so that Party A shall become a legitimate shareholder of the Hi-Tech Exchange.



                           Chapter 5 Special Covenants

5.1 As one of the main reasons that Party B shall transfer the shareholding in the Hi-Tech Exchange to Party A is to introduce foreign capital to the Hi-Tech Exchange in Shenzhen through Party A. Both parties agree that within two years after this Agreement has come into effect, if the total transaction amount consummated by foreign funding introduced by Party A is less than US$500 million, Party B shall have the right to request Party A to return 12% to 15% shareholding in the Hi-Tech Exchange which is acquired by Party A at the price and stipulated in this Agreement on a pro-rata basis. Party A and Part C agree to cooperate. In consideration of this Clause:-

(1) Within two years after this Agreement has come into effect, Party A shall not transfer or assign to any third party all or part of its shareholding in the Hi-Tech Exchange acquired pursuant to this Agreement. If Party A has a particular reason that is approved by Party B, Party B shall have the first right to buy back those stock at the price and terms stipulated in clause 2.1 and 2.2, and in exchange for the IMOT stock held by Party D.

(2) Whether or not Party B exercises this right, it shall not affect the benefits that Party A may obtain from the interest or dividend pursuant to its shareholding of Hi-Tech Exchange, nor the benefits that Party B may obtain from the interest or dividend pursuant to its shareholding of IMOT.

(3) Within two years after this Agreement has come into effect, if Party D sell or transfer in any form its IMOT stock acquired pursuant this Agreement, this clause 5.1 except 5.1(2) shall become void. However, this shall not affect the validity of other clauses of this Agreement.

5.2 Within one year after this Agreement has come into effect, total amount of IMOT common stock sold by IMOT's current CEO shall not exceed 5% of his/her shareholding in IMOT. Within two years after this Agreement has come into effect, the total amount of IMOT common stock sold by IMOT's current CEO shall not exceed 10% of his/her shareholding in IMOT. As the current CEO of Party A and IMOT Mr. Andy Lin warrants that he shall be bound with this clause regardless his position in the company.


                               Chapter 6 Guarantee

Party C hereby guarantees Party A's implementation of all the rights and obligations stipulated in this Agreement. Party D hereby guarantees Party B's implementation of all the rights and obligations stipulated in this Agreement.


                             Chapter 7 Transfer Fees

Each party shall be responsible for its own expenses related to this share transfer transaction.


                        Chapter 8 Settlement of Disputes

In case of any disputes on this Agreement, both parties shall settle them through friendly consultation. If the disputes cannot be settled through friendly consultation, they shall be submitted to the South China Branch of China International Economic and Trade Arbitration Committee for arbitration in accordance with its current arbitration principles. Arbitration results shall be binding on both parties.

                          Chapter 9 Notice and Service

9.1  Any notice related to this Agreement must be in written.

9.2 Notices are deemed to be serviced if the they are delivered in the following ways: Mail; Fax; Email.

                                   Chapter 10

Four valid copies shall be generated for this agreement. This Agreement is deemed to be effective once it is signed and stamped.



Signature


Party A          :    IMOT Information Technology (Shenzhen) Co., Ltd.

                      Signature:
                      December 8 2004

Party B          :    Shenzhen Merchant Technology Investment Co., Ltd.

                      Signature:
                      December 8 2004

Party C          :    Intermost Corporation

                      Signature:
                      December 8 2004

Party D          :    Snow Hill Development Limited

                      Signature:
                      December 8 2004